EXHIBIT E




                                   August 9, 1995


The Lenders Parties to the
 Credit Agreement Referred to Below
c/o The Chase Manhattan Bank (National Association), as Agent
4 Chase Metrotech Center
Brooklyn, N.Y.  11245

Ladies and Gentlemen:

     I am Vice President and Associate General Counsel of Triarc Companies, Inc. (the "Guarantor") and in my capacity as such have represented the Guarantor and its wholly-owned subsidiary Mistic Brands, Inc. (the "Borrower"), in connection with the execution and delivery of that certain Credit Agreement dated as of August 9, 1995 (the "Credit Agreement") among the Borrower, each of the lenders signatory thereto (the "Lenders") and The Chase Manhattan Bank (National Association), as Agent (the "Agent"), and the various other agreements and instruments referred to in the next following paragraph. Except where otherwise indicated, capitalized terms used herein and not otherwise defined have the respective meanings given those terms in the Credit Agreement. This opinion is being furnished to you pursuant to Section 5.01(m) of the Credit Agreement.
     In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents, each dated the date hereof:
               a.   the Credit Agreement;
               b.   the Notes;
               c.   the Unconditional Guaranty;
               d.   the Security Agreement;
               e.   the Trademark Security Agreement;
               f.   the Pledge Agreement;
               g.   the SAR Agreement;
               h.   the Affiliate Subordination Agreement; and
               i.   the uniform commercial code financing
                    statements being executed and delivered
                    pursuant to Section 5.01(d) and (f) of the Credit Agreement, copies of forms of which are attached hereto as Exhibit A (collectively, the "Financing Statements").
The documents referred to in clauses (a) to (h) above are hereinafter sometimes referred to collectively as the "Credit Documents." The agreements referred to in clauses (d) to (f) are collectively referred to as the "Security Documents." The Guarantor and the Borrower are herein collectively referred to as the "Obligors."
     In addition, I have examined originals or copies of originals, certified or otherwise identified to my satisfaction, of (i) such corporate records and resolutions of the board of directors of each Obligor and (ii) such other agreements, documents, instruments, certificates of public and governmental officials and corporate officers and other representatives of entities referred to herein, and have made such inquiries of such officers and other representatives, as I have deemed relevant or appropriate as a basis for the opinions hereinafter expressed.
     In my examination of the aforesaid documents, I have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Credit Documents against each party thereto, other than the Obligors, the legal capacity of all individuals who have executed any of the Credit Documents, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents.
     In expressing the opinions set forth herein, I have relied upon the factual matters contained in the representations and warranties of the Obligors made in the Credit Documents and upon certificates of public officials.
     Based upon the foregoing and subject to the assumptions, exceptions and qualifications set forth herein, I am of the opinion that:
     1. Each of the Borrower and the Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction set forth on Schedule 1 hereto.
     2. The execution, delivery and performance by each of the Borrower and the Guarantor of the Facility Documents to which is a party, the borrowings by Borrower thereunder and the issuance of the Letters of Credit and the issuance of the SARs have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantor and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the Financing Statements and assignments required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Federal Reserve Board) or, to my knowledge, any order, writ, judgment, injunction, decree, determination or award presently in effect binding upon the Guarantor or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; (e) to my knowledge, result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Guarantor or any of its Subsidiaries; or (f) to my knowledge, cause the Guarantor or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.
     3. Each Facility Document to which it is a party has been duly executed and delivered by each of the Borrower and the Guarantor. Each Facility Document to which the Borrower or the Guarantor is a party is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
     4. Except as disclosed in Note 25 to the consolidated financial statements of the Guarantor contained in the Guarantor's Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, or as otherwise disclosed on Schedule I to the Guaranty, to the best of my knowledge, there are no actions, suits or proceedings pending or threatened in writing, against or affecting the Borrower, the Guarantor or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
     5. After giving effect to the making of the Loans on the date hereof, and assuming that the Lenders are entering into the Credit Documents in good faith without notice of any adverse claim, the Security Documents are effective to create, in favor of the Agent for itself and the other Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code") in all of the right, title and interest of the Borrower in, to and under the Collateral (as defined in the Security Documents) to the extent that Article 9 of the Uniform Commercial Code as in effect on the date hereof is applicable thereto, except that (a) the security interest in Collateral in which the Borrower or the Guarantor acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower or the Guarantor may be limited by Section 552 of the Bankruptcy Code and (b) the creation of a security interest in any "security" (as defined in Section 8-102 of the Uniform Commercial Code) requires the transfer of such security interest therein to the Agent pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in said Section 8-102) may be effected in the manner contemplated by paragraph 6(b) below.
     6. The security interest referred to in paragraph 5 above in the types of Collateral described below will be perfected as described below:
          (a)  such security interest in that portion
          of the Collateral consisting of
          "indebtedness" owing to the Borrower that is not evidenced by an "instrument" within the meaning of such term in Section 9-105 of the Uniform Commercial Code, "accounts" (as defined in the Uniform Commercial Code) and "general intangibles" (as defined in the Uniform Commercial Code) may be perfected by filing Financing Statements in the appropriate offices in New York, the state in which the Borrower has its chief executive office;
          (b)  such security interest in that portion
          of the Collateral consisting of instruments or securities in certificated form will be perfected when such instruments and the certificates representing such securities are delivered to the Agent in New York on behalf of itself and the Lenders; provided that the perfection of such security interest may cease if the Agent fails to maintain continuous possession of such securities;
          (c)  such security interest in that portion
          of the Collateral consisting of "goods" or "documents covering goods" (as defined in the Uniform Commercial Code) may be perfected by filing Financing Statements in the appropriate offices in the states in which such goods are located; and
          (d)  such security interest in that portion
          of the Collateral consisting of "proceeds"
          (as defined in the Uniform Commercial Code) may be perfected as and to the extent provided in Section 9-306 of the Uniform
          Commercial Code.
          7. The authorized capital stock of the Borrower consists of (a) 3,000 shares of Common Stock, 884.25 shares of which are issued and outstanding, all of which are owned by the Guarantor. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. To my knowledge, there are no outstanding preemptive, conversion or other rights, options or warrants granted or issued by or binding upon the Borrower for the purchase or acquisition by any other Person of any shares of capital stock of the Borrower or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.
     8. Neither the Borrower nor the Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting is ability in any material respect to incur indebtedness for money borrowed as contemplated hereby.

     The foregoing opinion is subject to the following assumptions, exceptions and qualifications:
          a. The enforceability of each of the Credit Documents may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; and (iii) subject to the qualification that certain remedial provisions of the Credit Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies afforded by the Credit Documents inadequate for the practical realization of the rights and benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.
          b.   I express no opinion as to:  (i) the
enforceability of any provisions contained in the Credit Documents that purport to establish (or may be construed to establish) evidentiary standards; (ii) the enforceability of any provisions contained in the Security Documents or the Unconditional Guaranty that constitute waivers which are prohibited under the Uniform Commercial Code prior to default;
(iii) the enforceability of any provisions in the Unconditional Guaranty purporting to preserve and maintain the liability of any party thereto despite the fact the guaranteed obligations are unenforceable due to illegality; or (iv) the enforceability of forum selection clauses in the federal courts.
          c. In giving the opinion set forth in paragraph 6 above, I express no opinion as to (i) any Obligor's right, title or interest in or to any Collateral or the description of such Collateral in the Security Documents; (ii) the laws of any other state or the perfection and effect of perfection or non-perfection of a security interest in the Collateral subject to the laws of any state other than New York; (iii) the perfection of security interests in fixtures, equipment used in farming operations, farm products, consumer goods, timber or minerals or the like, or accounts resulting from the sale thereof; or (iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any patents, trademarks, trade names, service marks, copyrights, deposit accounts, insurance policies, real property or any other items of property to the extent that a security interest therein is excluded from the coverage of Articles 8 or 9 of the Uniform Commercial Code. In addition, except as specifically set forth in paragraphs 6 and 7 above, I express no opinion as to the perfection of any security interest. I express no opinion as to the priority of any security interest.
          d. I wish to point out that, in the case of proceeds (as defined in Article 9 of the Uniform Commercial Code), the continuation of perfection of any security interest therein (i) is limited to the extent set forth in Section 9-306 of the Uniform Commercial Code, (ii) if such proceeds consist of property in which a perfect security interest cannot be obtained or maintained by the filing of Uniform Commercial Code financing statements in New York, will require additional compliance with applicable provisions of the Uniform Commercial Code.
          e.   I call to your attention the fact that (i)
Article 9 of the Uniform Commercial Code requires the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements, as applicable, in order to maintain the effectiveness of any filings in New York and
(ii) additional filings may be necessary if an Obligor changes its name, identity or corporate structure or the jurisdictions in which its places of business, its chief executive office or the Collateral are located.
          f. I express no opinion with respect to any Collateral of the type described in Section 9-401(1)(a) or (b) of the Uniform Commercial Code or represented by a certificate of title.
     The opinions expressed above are limited to the laws of the State of New York, the federal laws of the United States and the Delaware General Corporation Law. My opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that I am not admitted to practice in the State of Delaware.
     This letter is furnished by me solely for your benefit in connection with the transactions referred to in Credit Documents and may not be relied upon it or circulated to any other person or entity.
                                   Very truly yours,


                                   Stuart I. Rosen
                                   Vice President and
                                   Associate General Counsel

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                          August 9, 1995


   WRITER'S DIRECT LINE: (212) 596-9152




The Chase Manhattan Bank
(National Association), as Agent
4 Chase Metrotech Center
Brooklyn, New York  11245

Ladies and Gentlemen:

          We have acted as special trademark counsel to Mistic Beverage, Inc., a Delaware corporation ("the Borrower"), and Triarc Companies, Inc., a Delaware corporation (the "Guarantor") in connection with the Borrower's acquisition of certain assets from Best Flavors, Inc.

          In our role as special trademark counsel to the Borrower and the Guarantor, we were provided with and have reviewed the following documents:

          (1) the Asset Purchase Agreement dated as of August 9, 1995, by and among Mistic Brands, Inc. and Joseph Victori Wines, Inc., Best Flavors, Inc., Nature's Own Beverage Company and Joseph Umbach ("Asset Purchase Agreement"); and

          (2)  the Trademark Security Agreement dated as of July
               31, 1995 by Mistic Brands, Inc. in favor of The
               Chase Manhattan Bank (National Association) as
               Agent ("Trademark Security Agreement").

       The Asset Purchase Agreement and the Trademark Security
Agreement are hereinafter collectively referred to as the "Documents." Other terms defined (or incorporated by reference) in the Asset Purchase Agreement are used herein as therein defined.

       In rendering our opinion, we have assumed without independent investigation the legal capacity of all individuals who have executed any of the Documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have further assumed, but have not verified, that each United States trademark registration and application for registration identified in Schedule A to the Trademark Security Agreement is not subject to any agreement prohibiting the grant of a security interest in such trademark registration or application for registration. We have also relied upon the specific representations and warranties of the Borrower made in the Documents, including without limitation those representations and warranties made in Section 3 of the Trademark Security Agreement and Sections 5.11 and 5.17 of the Asset Purchase Agreement. We have further relied upon the representations of the Borrower as to the location of its chief executive office as that term is used in Uniform Commercial Code ("UCC") Section 9-103(3)(d).

       Upon the basis of the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

       1. Schedule A to the Trademark Security Agreement completely and accurately lists all of the Trademarks in which the Borrower has any right, title or interest as of the Closing. To our knowledge, each of the registrations listed on that schedule is currently subsisting, valid and enforceable.

       2. The Trademark Security Agreement creates a valid security interest in favor of the Agent in the Collateral as defined in the Trademark Security Agreement, as security for the payment of the "Secured Obligations" described therein, and, upon the filing of the UCC-1 Financing Statements with the appropriate authorities in the State of New York, the Agent will have a perfected security interest in such "Collateral, and such security interest will be senior to all other Liens, security interests and encumbrances. It is also permissible, although not mandatory, to record the Trademark Security Agreement in the United States Patent and Trademark Office. While such a filing has no effect on the perfection of the security interest, it provides notice to third parties of the existence of the security interest.

       We exclude from our opinion the effect of any antitrust and bankruptcy issues that may arise under the laws of the United States, or any foreign jurisdiction, as to which issues we express no opinion. The enforceability of the Guarantor's and the Borrower's obligations under the Trademark Security Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of New York and the Federal law of the United States insofar as it applies to intellectual property.

       We do not give any opinion except as set forth above. In accordance with our firm's policy, this letter is furnished by us solely for your information in connection with the subject transaction and may be relied upon solely in connection therewith. This letter may not be circulated to, or relied upon by, any other Person, other than the Secured Parties, and is not to be (i) quoted in whole or in part, or otherwise referred to, in any public disclosure document or financial statement, of
(ii) filed with any governmental agency.

                           Very truly yours,



                           Susan Progoff


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